Exhibit 99.1

Sabre Corporation Announces Early Participation Results of the Previously Announced Exchange Offers for Certain Senior Secured Debt Securities and Extends the Related Early Exchange Premium through the Expiration Date

SOUTHLAKE, Texas, December 5, 2025 /PRNewswire/ — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced the initial results of the previously announced exchange offers (each, an “Exchange Offer” and together, the “Exchange Offers”) by Sabre GLBL Inc. (“Sabre GLBL”), a wholly-owned subsidiary of Sabre, to exchange (i) any and all of its outstanding 8.625% Senior Secured Notes due 2027 (the “June 2027 Notes”) and 11.250% Senior Secured Notes due 2027 (the “December 2027 Notes” and, together with the June 2027 Notes, the “2027 Notes”) and (ii) up to the 2029 Notes Maximum Exchange Amount (as defined below) of its 10.750% Senior Secured Notes due 2029 (the “2029 Notes” and, together with the 2027 Notes, the “Existing Notes” and, each of them, a “series” of Existing Notes) for Sabre GLBL’s new 10.750% Senior Secured Notes due 2030 (the “New Notes”), upon the terms and subject to the conditions described in the confidential offering circular, dated as of November 20, 2025, for the Exchange Offers (as it may be amended or supplemented, including by this press release, the “Offering Circular”).

Sabre GLBL is also amending the Exchange Offers for each of the 2027 Notes by offering the “Early Exchange Premium” of $75 in cash in respect of all 2027 Notes that are validly tendered by 5:00 p.m., New York City time, on December 19, 2025 (such date and time, as it may be extended, the “Expiration Date”), and that are accepted for exchange, regardless of whether such 2027 Notes were tendered before or after 5:00 p.m., New York City time, on December 4, 2025 the “Early Exchange Date”). Accordingly, Eligible Holders (as defined below) who tender their 2027 Notes after the Early Exchange Date but before the Expiration Date will be eligible to receive the applicable “Total Consideration”, which is $755 in cash and $320 principal amount of New Notes per $1,000 principal amount of 2027 Notes. Except for this amendment, no other terms of the Exchange Offers are being amended.

The following table sets forth the principal amount of each series of the Existing Notes that was validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on the Early Exchange Date, according to information provided by D.F. King, the information and exchange agent for the Exchange Offers (the “Exchange Agent”):

CUSIP No./ ISIN	Title of Security	Principal Amount Outstanding	Offering being made	Principal Amount Tendered by the Early Exchange Date	Principal Amount Expected to be Accepted for Exchange
CUSIP: 78573NAJ1 (144A); U86043AG8 (Reg. S) / ISIN: US78573NAJ19 (144A); USU86043AG86 (Reg. S)	8.625% Senior Secured Notes due 2027	$331,783,000	Any and all	$235,986,000	$235,944,000
CUSIP: 78573NAH5 (144A); U86043AF0 (Reg. S) / ISIN: US78573NAH52 (144A); USU86043AF04 (Reg. S)	11.250% Senior Secured Notes due 2027	$45,814,000	Any and all	$44,014,000	$44,006,000
CUSIP: 78573NAL6 (144A); U86043AJ2 (Reg. S) / ISIN: US78573NAL64 (144A); USU86043AJ26 (Reg. S)	10.750% Senior Secured Notes due 2029	$824,714,000	Up to $379 million(1)	$676,492,000	$378,999,000
Total		$1,202,311,000		$956,492,000	$658,949,000

(1)	The maximum aggregate principal amount of New Notes that Sabre GLBL will issue in the Exchange Offer for the 2029 Notes equals to the 2029 Notes Maximum Exchange Amount as described below.

The maximum aggregate principal amount of New Notes that Sabre GLBL will issue in the Exchange Offer for the 2029 Notes equals to $379 million (as such amount may be amended by Sabre GLBL in its sole discretion, the “2029 Notes Maximum Exchange Amount”), which has been met as of the Early Exchange Date.

Sabre GLBL’s obligation to accept for exchange the Existing Notes validly tendered and not validly withdrawn in each Exchange Offer is subject to the satisfaction or waiver of certain conditions as described in the Offering Circular, including the consummation of a previously announced financing.

Assuming the satisfaction or waiver by Sabre GLBL (in its sole discretion, subject to applicable law) of such conditions to the Exchange Offers, Sabre GLBL expects to pay the cash consideration and deliver the New Notes in respect of the Existing Notes validly tendered at or prior to the Early Exchange Date on December 8, 2025, unless extended (such date and time, as it may be extended, the “Early Settlement Date”), in aggregate amounts of $244.6 million in cash and $468.6 million in New Notes. Eligible Holders whose Existing Notes are accepted for exchange will be paid the accrued and unpaid interest, if any, on the Existing Notes to, but not including, the Early Settlement Date. The New Notes will be issued in minimum denominations of $2,000 and $1,000 increments thereof. Sabre GLBL will not accept tenders of Existing Notes for exchange if it would result in less than the minimum denomination of $2,000 principal amount of New Notes being issued to tendering holders.

Since the maximum aggregate principal amount of New Notes to be issued in exchange for all the tendered 2029 Notes would exceed the 2029 Notes Maximum Exchange Amount, the tendered 2029 Notes will be accepted subject to a proration factor of approximately 56.07%. Although the Exchange Offers are scheduled to expire on the Expiration Date), since 2029 Notes have been validly tendered such that the maximum aggregate principal amount of New Notes to be issued in exchange for all such tendered 2029 Notes would exceed the 2029 Notes Maximum Exchange Amount, Sabre GLBL does not expect to accept for exchange any 2029 Notes tendered after the Early Exchange Date.

Any waiver of a condition by Sabre GLBL will not constitute a waiver of any other condition. For avoidance of doubt, the Exchange Offer in respect of one series of Existing Notes is not conditioned on the Exchange Offer in respect of another series of Existing Notes, or vice versa. Sabre GLBL reserves the right to extend, amend or terminate any Exchange Offer for any reason or for no reason.

In addition, Sabre announced that Sabre GLBL will refinance certain of its existing senior secured term loans (the “Refinanced Term Loans”) into two tranches in an aggregate amount of $375 million (including any premium to be paid in the form of new debt) pursuant to an amendment (the “Term Loan Refinancing Amendment”) to Sabre GLBL’s existing credit agreement. The Term Loan Refinancing Amendment will, among other things, extend the maturity of the Refinanced Term Loans to July 30, 2029 and modify the pricing on the Refinanced Term Loans to SOFR + CSA + 625 bps. This refinancing is expected to close on December 8, 2025, subject to customary closing conditions.

The Exchange Offers are being made only to holders of Existing Notes that have certified, by submitting an instruction to the clearing system, that they are either (i) “qualified institutional buyers” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) are located outside the United States and are not “U.S. persons” as defined in Rule 902 under the Securities Act (such holders, “Eligible Holders”). Only Eligible Holders are authorized to receive or review the Offering Circular or to participate in the Exchange Offers. Non-U.S. persons may also be subject to additional eligibility criteria.

BofA Securities is serving as Sole Dealer Manager for the Exchange Offers. Perella Weinberg Partners is serving as Capital Markets Advisor to Sabre.

Information Relating to the Exchange Offers

The complete terms and conditions of the Exchange Offers are set forth in the Offering Circular. The Offering Circular contains important information and Eligible Holders are encouraged to read it in its entirety. The Offering Circular will only be distributed to Eligible Holders who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S under the Securities Act for purposes of applicable securities laws. Holders of Existing Notes who desire to complete an eligibility form should either visit www.dfking.com/sabre or request instructions by sending an e-mail to sabre@dfking.com or by calling D.F. King & Co., Inc., the information and exchange agent for the Exchange Offers, at (toll-free) (800) 578-5378 or (banks and brokers) (646) 981-1288.

None of Sabre, Sabre Holdings, Sabre GLBL, their affiliates, their respective boards of directors and stockholders, the Exchange Agent or Computershare Trust Company, N.A., as trustee for the Existing Notes and New Notes, are making any recommendation as to whether holders should tender any Existing Notes in response to the Exchange Offers. Holders must make their own decision as to whether to tender any of their Existing Notes, and, if so, the principal amount of Existing Notes to tender.

This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any of the New Notes or any other securities. The Exchange Offers are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Exchange Offers are only being made pursuant to the Offering Circular. Eligible Holders are strongly encouraged to read the Offering Circular carefully because it will contain important information.

The New Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Circular.

About Sabre

Sabre Corporation is a leading technology company that takes on the biggest opportunities and solves the most complex challenges in travel. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, with employees across the world, Sabre serves customers in more than 160 countries globally.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Any statements that are not historical or current facts are forward-looking statements, including those related to the terms, timing and completion of the Exchange Offers. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “pro forma,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, our ability to realize the anticipated benefits of the Exchange Offers, the related financing and other transactions and the risk that any of the Exchange Offers or such transactions may not be consummated in the manner described herein or at all will be consummated on the terms described herein or at all. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025, our Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025, and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media	Investors
Cassidy Smith-Broyles Cassidy.Smith-Broyles@sabre.com sabrenews@sabre.com	Roushan Zenooz sabre.investorrelations@sabre.com

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